UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012 (January 13, 2012)

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 13, 2012, NGL Energy Partners LP (the “Partnership”) entered into a Seventh Amendment to Credit Agreement by and among the Partnership, Silverthorne Operating LLC and certain of its subsidiaries, Wells Fargo Bank, National Association, and the lenders party thereto (the “Seventh Amendment”).  The Seventh Amendment extends the termination date for a $30 million portion of the working capital facility for seasonal credit needs from February 2012 to August 2012.

The description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment, which will be filed as an exhibit to the Partnership’s annual report on Form 10-K.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Appointment of New Principal Accounting Officer

On February 9, 2012, Jeffrey A Herbers was appointed to serve as the Chief Accounting Officer of NGL Energy Holdings LLC (the “General Partner”), the general partner of the Partnership.

Mr. Herbers, 35, served as the Director of Financial Reporting for SemGroup Corporation from August 2009 through January 2012, where he oversaw the preparation of the company’s financial statements.  SemGroup Corporation has been an affiliate of the General Partner and the Partnership since November 2011.  Mr. Herbers served in the Assurance and Advisory Business Services practice of Ernst & Young LLP from August 1998 through July 2009, where he served on engagement teams performing audit and audit-related services.  He was promoted to the position of Senior Manager in October 2006.

Mr. Herbers will receive compensation and participate in benefit plans at levels consistent with his position and scope of responsibility.  The General Partner has not entered into a material compensatory contract or arrangement with Mr. Herbers and has not made any grants or awards to Mr. Herbers in connection with his appointment.

Mr. Herbers does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the General Partner and there are no arrangements or understandings between Mr. Herbers and any other person pursuant to which Mr. Herbers was appointed as the Chief Accounting Officer.  There are no transactions in which Mr. Herbers had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Effective upon his appointment as the Chief Accounting Officer, Mr. Herbers replaced Sharra Straight as the principal accounting officer of the General Partner.  Ms. Straight will continue to serve as the Vice President and Comptroller of the General Partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC, its general partner

Date: February 15, 2012		By:	/s/ Craig S. Jones
Craig S. Jones Chief Financial Officer